FIRST AMENDMENT TO AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of August ___, 2002 (this "Amendment"), is by and between BANK OF AMERICA, N.A., as successor by merger to Bank of America Illinois (the "Lender"), ELXSI, a California corporation ("ELXSI"), BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("Holdings"), and BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("Bickford's") (ELXSI, Holdings and Bickford's being, collectively, the "Borrower").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Borrower is party to that certain Amended and Restated Loan and Security Agreement, dated as of April 22, 2002 (the "Loan Agreement"); and

         WHEREAS, Borrower has requested that the Lender consent to certain amendments of the Loan Agreement as more fully set forth herein;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

         SECTION 2. Amendments.

                  (a) The following is hereby added as the penultimate sentence in the definition of "Liabilities":

                  Without limiting the generality of the foregoing, Liabilities shall include all indebtedness, liabilities and other obligations of any Borrower to Lender arising from time to time from the maintenance by Lender of deposit accounts, lockbox arrangements and other cash management services.

                  (b) Section 2.2 (a) of the Loan Agreement is hereby amended to allow Borrower to increase the amount of Letter of Credit No. 7405732 (as the same has been extended as provided in Section 2.2(a)(i) of the Loan Agreement) from $1,050,000 to $2,100,000.

                  (c) Section 11.7 of the Loan Agreement is hereby amended to restate the parenthetical in the middle of the final sentence as follows:

                  (including termination of any and all outstanding Letters of Credit or, in the alternative, provision of (x) cash collateral equal to 110% of the aggregate Letter of Credit Obligations on terms and subject to documentation in form and substance satisfactory to Lender; or (y) a "back-up" letter of credit in the amount of 100% of the aggregate Letter of Credit Obligations naming Lender as the beneficiary and issued by a bank or financial institution acceptable to Lender on terms and subject to documentation in form and substance satisfactory to Lender).

                  (d) Pursuant to Section 5.33 of the Loan Agreement, Borrower has delivered Exhibits A, B and C to the Loan Agreement and such Exhibits are attached hereto as Exhibits A, B and C and made a part of the Loan Agreement for all purposes.

         SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender:

                  (a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other Related Agreements and Supplemental Documentation are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof (except (x) to the extent specifically made with regard to a particular date and (y) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Related Agreement), or as otherwise specifically permitted by the Lender;

                  (b) on the Effective Date, after giving effect to this Amendment, no Unmatured Event of Default or Even of Default will have occurred and be continuing;

                  (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower, and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

                  (d) the execution, delivery and performance of this Amendment does not conflict with or result in a breach by the Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which the Borrower is a party or is subject.

         SECTION 4. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective (the "Effective Date") upon execution and delivery of this Amendment by Lender, Borrower, and Parent.

         SECTION 5. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 7. Effect of Amendment; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that (i) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other Related Agreements or Supplemental Documentation other than as expressly set forth herein and (ii) the Loan Agreement (as amended hereby) and each of the other Related Agreements and Supplemental Documentation remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects.

         SECTION 8. Bond Documents. Borrower has amended the Bond Documents as required by Section 5.32 of the Loan Agreement. In addition, on the Effective Date, the Bond Documents (as defined in the Loan Agreement) shall be deemed waived and amended to the extent necessary and applicable to conform them to the terms, provisions and conditions of Section 2 hereof.

         SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

                            [signature pages follow]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                      ELXSI

                                      By: /s/
                                          -------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                            -----------------------------


                                      Address:   3600 Rio Vista Avenue
                                                 Suite A
                                                 Orlando, Florida  32805

                                      Attention:  President
                                      Facsimile number:  407/849-0625


                                      BICKFORD'S HOLDINGS COMPANY, INC.

                                      By: /s/
                                          -------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                            -----------------------------


                                      Address:  1330 Soldier's Field Road
                                                Boston, MA  02135

                                      Attention:  Kevin P. Lynch
                                      Facsimile number:  617-787-1620


                                      BICKFORD'S FAMILY RESTAURANTS, INC.

                                      By: /s/
                                          -------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                            -----------------------------

                                      Address:  1330 Soldier's Field Road
                                                Boston, MA  02135

                                      Attention:  Kevin P. Lynch
                                      Facsimile number:  617/787/1620


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


                                      BANK OF AMERICA, N.A.

                                      By: /s/
                                          -------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                            -----------------------------

                                      Address:  231 South LaSalle Street
                                                Chicago, Illinois  60697

                                      Attention:  Chicago Growth Group
                                      Facsimile number:  312/974-2108

                            CONSENT AND RATIFICATION
                          Dated as of ___________, 2002


The undersigned hereby acknowledges receipt of a copy of the foregoing Amendment, consents to all the terms and provisions thereof, and ratifies and confirms all the terms and provision of each Related Agreement and of each Bond Document to which it is a party.


                                       ELXSI CORPORATION

                                       By:_______________________

                                       Its:_______________________

                                    EXHIBIT A

                          FORM OF INSURANCE ENDORSEMENT

                                 (SEE ATTACHED)

                                    EXHIBIT B

                           FORM OF ACCOUNTANT'S LETTER

                            [ACCOUNTANT'S LETTERHEAD]

                                     [DATE]

ELXSI Corporation
3600 Rio Vista Avenue, Suite A
Orlando, FL  32805

We have been engaged to audit the financial statements of ELXSI Corporation (the "Company") as of and for the year ended December 31, ___. We understand and acknowledge (a) that the Company plans to provide Bank of America N.A. ("Bofa"), with a copy of the audited ___ financial statements and our report thereon, (b) that BofA has informed you the it intends to rely upon our report in connection with the Second Amendment to Amended and Restated Loan and Security Agreement dated December 24, 1997, and the Fifth Amended and Restated Loan and Security Agreement dated December 29, 2000 and the Amended and Restated Loan Agremeent dated as of April 22, 2002 (the "Loan Agreements") between the Company and BofA, and (c) that you intend for BofA to so rely.

Our audit will be conducted in accordance with auditing standards generally accepted in the United States of America. The objective of an audit is to form an opinion as to whether the financial statements, which are the responsibility and representations of management of the Company, present fairly, in all material respects, the financial positions, results of operations and cash flow of the Company in conformity with accounting principles generally accepted in the United States of America.

Our audit of the ___ financial statements of the Company will be made solely for the purpose stated in the preceding paragraph, and will not be planned or conducted in contemplation of the Loan Agreements. Therefore, items of possible interest to BofA may not be specifically addressed and matters may exist that would be assessed differently by BofA for their purposes in connection with the Loan Agreements. Accordingly, our audit is not intended for the benefit of BofA and should not be taken to supplant the inquiries and procedures that BofA should undertake for its own purposes.

This letter is issued in connection with our report on the ___ financial statements of the Company and the transaction described above. Our understanding and acknowledgement referred to above does not extend to any other transactions or to other reports, it any, that might be rendered in connection with future engagements.


Cc:      Bank of America N.A.
         231 South LaSalle Street
         Chicago, IL 606097

                                    EXHIBIT C

                            FORM OF BORROWING REQUEST

                                  _______, 2002

Bank of America N.A.
231 South LaSalle Street
Chicago, IL 60697

         We refer to the Amended and Restated Loan and Security Agreement, dated as of April 22, 2002 (the "Loan Agreement"), among ELXSI, a California corporation, Bickford's Holdings Company, Inc., a Delaware corporation, and Bickford's Family Restaurants, Inc., a Delaware corporation (collectively the "Borrower") and Bank of America N.A. (the "Lender"). Terms not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

         Pursuant to Section 2.5 of the Loan Agreement, we hereby request you to make a Revolving Loan thereunder in the principal amount of $______ and authorize and direct you to disburse the proceeds thereof.

                                       Very truly yours,

                                       ELXSI


                                       By: /s/
                                           -------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------


                                       BICKFORD'S HOLDINGS COMPANY, INC.


                                       By: /s/
                                           -------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------


                                       BICKFORD'S FAMILY RESTAURANTS, INC.


                                       By: /s/
                                           -------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------


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